Exhibit 4.1

Execution Version

EQM MIDSTREAM PARTNERS, LP

as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

___________________________________________________________________

Sixth Supplemental Indenture

Dated as of December 30, 2024

___________________________________________________________________

To the Indenture

Dated as of August 1, 2014

___________________________________________________________________

5.500% Senior Notes due 2028

6.500% Senior Notes due 2048

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION		2

SECTION 1.01	Definitions; Rules of Construction; References	2

ARTICLE 2 AMENDMENT TO THE INDENTURE		2

SECTION 2.01	Amendment to the Indenture	2

ARTICLE 3 MISCELLANEOUS PROVISIONS		2

SECTION 3.01	Relation to the Original Indenture; Ratification	2
SECTION 3.02	No Responsibility of Trustee for Recitals, Etc.	2
SECTION 3.03	Separability	2
SECTION 3.04	Counterparts	3
SECTION 3.05	Governing Law	3

This Table of Contents does not constitute part of this Sixth Supplemental Indenture or have any bearing upon the interpretation of any of its terms and provisions.

i

THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of December 30, 2024 (this “Sixth Supplemental Indenture”), is between EQM Midstream Partners, LP, a Delaware limited partnership formerly named EQT Midstream Partners, LP (the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under the Indenture (as defined below).

W I T N E S S E T H:

WHEREAS, the Issuer has executed and delivered to the Trustee an Indenture, dated as of August 1, 2014 (the “Original Indenture”), to provide for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness, in one or more series as therein provided (the “Securities”);

WHEREAS, the Original Indenture was supplemented by (i) the Fourth Supplemental Indenture, dated as of June 25, 2018, between the Issuer and the Trustee (the “Fourth Supplemental Indenture” and, the Original Indenture, as supplemented by the Fourth Supplemental Indenture, the “2028 Notes Indenture”), relating to the issuance of a series of Securities designated as the Issuer’s 5.500% Senior Notes due 2028 (the “2028 Notes”), and (ii) the Fifth Supplemental Indenture, dated as of June 25, 2018, between the Issuer and the Trustee (the “Fifth Supplemental Indenture” and, the Original Indenture, as supplemented by the Fifth Supplemental Indenture, the “2048 Notes Indenture”), relating to the issuance of a series of Securities designated as the Issuer’s 6.500% Senior Notes due 2048 (the “2048 Notes” and, together with the 2028 Notes, the “Affected Notes”);

WHEREAS, subsequent to the issuances of the Affected Notes, the Issuer became an indirect wholly owned subsidiary of EQT Corporation;

WHEREAS, with respect to the amendment set forth in Article 2 hereof (the “Proposed Amendment”), pursuant to Section 9.02 of the Original Indenture (as supplemented by the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Indenture”), the Issuer and the Trustee may amend or supplement the Indenture with the consent of the Holders of a majority in principal amount of the then outstanding Securities of all series affected by such amendment or supplement (acting as one class) (the “Consent Threshold”);

WHEREAS, the Issuer has received consents to the Proposed Amendment from Holders of a majority in aggregate principal amount of the outstanding 2028 Notes and Holders of a majority in aggregate principal amount of the outstanding 2048 Notes, thereby satisfying the Consent Threshold; and

WHEREAS, all things necessary to authorize the execution and delivery of this Sixth Supplemental Indenture, and to make the Original Indenture, as supplemented with respect to the Affected Notes by this Sixth Supplemental Indenture, a valid agreement of the Issuer, in accordance with its terms, have been done;

NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH that, for and in consideration of the premises herein, the Issuer and the Trustee mutually covenant and agree, solely for the equal and proportionate benefit of the respective Holders from time to time of the Affected Notes, as follows:

ARTICLE 1
DEFINITIONS and Other Provisions of General Application

SECTION 1.01      Definitions; Rules of Construction; References. Except as otherwise expressly provided herein or unless the context otherwise requires:

(a)            any term used herein that is defined in the Original Indenture shall have the meaning specified in the Original Indenture;

(b)            the rules of construction set forth in the Original Indenture shall be applied hereto as if set forth in full herein;

(c)            the words “herein,” “hereof” and “hereby” and other words of similar import used in this Sixth Supplemental Indenture refer to this Sixth Supplemental Indenture as a whole and not to any particular section hereof; and

(d)            headings are for convenience of reference only and do not affect interpretation.

ARTICLE 2
AMENDMENT TO THE INDENTURE

SECTION 2.01      Amendment to the Indenture. Solely with respect to the Affected Notes, Section 4.03 of the Original Indenture, titled “SEC Reports; Financial Statements,” is hereby amended by inserting the following as clause (e) immediately after clause (d) thereof:

(e)            Notwithstanding the foregoing, any reports (including annual reports), information or documents required by this Section 4.03 will be those of EQT Corporation (“EQT”) instead of the Issuer.

ARTICLE 3
MISCELLANEOUS PROVISIONS

SECTION 3.01        Relation to the Original Indenture; Ratification. The provisions of this Sixth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This Sixth Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Original Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture; provided, however, such terms and provisions shall be so included in this Sixth Supplemental Indenture solely for the benefit of the Issuer, the Trustee and the Holders of the Affected Notes. Each of the 2028 Notes Indenture and the 2048 Notes Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, in each case as supplemented by this Sixth Supplemental Indenture, and each of the 2028 Notes Indenture and the 2048 Notes Indenture shall be read, taken and construed together with this Sixth Supplemental Indenture as one instrument.

SECTION 3.02        No Responsibility of Trustee for Recitals, Etc. The recitals and statements contained in this Sixth Supplemental Indenture shall be taken as the recitals and statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture.

SECTION 3.03        Separability. In case any provision in the 2028 Notes Indenture or the 2048 Notes Indenture, in each case as supplemented by this Sixth Supplemental Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.04        Counterparts.

(a)            This Sixth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The exchange of copies of this Sixth Supplemental Indenture and of signature pages by electronic or PDF transmission shall constitute effective execution and delivery of this Sixth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Sixth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature” and “delivery” and words of like import in or relating to this Sixth Supplemental Indenture or any document to be signed in connection with this Sixth Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(b)            The Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this Sixth Supplemental Indenture by electronic transmission (including by e-mail, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Sixth Supplemental Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties.

SECTION 3.05        Governing Law. THIS SIXTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the day and year first above written.

EQM MIDSTREAM PARTNERS, LP

By: EQGP Services, LLC, its general partner

By:	/s/ Daniel A. Greenblatt
Name:	Daniel A. Greenblatt
Title:	Vice President, Back Office, and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Jennifer Gillis
Name:	Jennifer Gillis
Title:	Vice President

[Signature Page to Sixth Supplemental Indenture]